UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Korn/Ferry International’s (the “Company”) Annual Meeting of Stockholders (the “Meeting”) was held on September 28, 2011. At the Meeting (a) the three directors named in the Proxy Statement were re-elected to serve as directors until the Company’s 2014 Annual Meeting of Stockholders, (b) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year was ratified, (c) the stockholders approved the advisory resolution regarding the Company’s executive compensation, (d) the stockholders voted in favor of conducting future advisory votes on the Company’s executive compensation every year, and (e) the amendment and restatement of the Company’s employee stock purchase plan was approved. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each such matter.

(1)	Election of the three directors named in the Proxy Statement to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Debra J. Perry	42,278,706	396,368	3,056,981
Gerhard Schulmeyer	36,152,116	6,522,958	3,056,981
Harry L. You	42,299,944	375,130	3,056,981

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal 2012 year.

For	Against	Abstain	Broker Non-Votes
45,075,850	645,616	10,589	0

(3)	Advisory resolution regarding the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
41,101,586	1,538,478	35,010	3,056,981

(4)	Advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
37,558,877	1,295,846	3,763,443	56,908	3,056,981

In line with the results of the stockholder vote on this matter, the Company will conduct a non-binding vote on executive officer compensation every year.

(5)	Amendment and restatement of the Company’s Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
41,845,549	803,641	25,884	3,056,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: October 3, 2011
/s/ Michael A. DiGregorio
(Signature)
	Name:	Michael A. DiGregorio
	Title:	Executive Vice President and Chief Financial Officer